Morgan Stanley Special Value Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002


Security  Date of   Price    Shares  %of     Total         Purcha   Broker
          Purchas   Of       Purcha  Assets  Issued        sed
          e         Shares   sed                           By
                                                           Fund
Premcor   04/29/0   $24.00   22,500  0.052%  $432,000,000  0.125%   Bear
          2                                                         Stearns
Technitro 04/10/0   $22.50   178,00  0.384%  $124,200,000  3.225%   Credit
l Inc.    2                  0                                      Suisse
                                                                    First
                                                                    Boston